EXHIBIT 21 - LIST OF SUBSIDIARIES.
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The following subsidiaries are wholly owned by the parent company
Gallery of History, Inc., which was incorporated in Nevada in November 1981:



                             3601 West Sahara Corp.
                             A Nevada Corporation



                       Gallery of History Auctions, Inc.
                             A Nevada Corporation


             International Stolen Art & Documents Clearinghouse Corp.
                             A Nevada Corporation